UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2007

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 Technology Park Drive, Westford, Massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2007, Ellen B. Richstone, the Chief Financial Officer of Sonus Networks, Inc. (the “Registrant”), and the Registrant agreed that Ms. Richstone would retire as Chief Financial Officer of the Registrant effective September 30, 2007.  Ms. Richstone will remain with the Registrant during a transition period.

In connection with Ms. Richstone’s departure, the Registrant and Ms. Richstone have entered into a Separation of Employment Agreement dated September 6, 2007 (the “Separation Agreement”).  The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  Under the Separation Agreement, Ms. Richstone will receive the following in connection with her departure:

•                  a lump sum severance payment in the amount of one year of Ms. Richstone’s annual base salary ($273,156); and

•                  the ability to exercise vested stock options for twelve months following her last day of employment.

In addition, Ms. Richstone and the Registrant have agreed to other customary terms regarding her departure.

On August 31, 2007, Richard J. Gaynor accepted an offer of employment as Chief Financial Officer of the Registrant.  Mr. Gaynor will join the Registrant on October 1, 2007. A copy of the press release dated September 6, 2007 announcing the employment of Mr. Gaynor is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to an offer letter dated August 31, 2007 (the “Employment Agreement”), Mr. Gaynor will receive an annual base salary of $270,000, which may be increased in subsequent years. He is eligible for an “on target bonus” of 60% of his annual base salary subject to the achievement of specific objectives. For fiscal year 2007, Mr. Gaynor’s on target bonus will be guaranteed and pro rated for the days in 2007 he is employed by the Registrant.  Mr. Gaynor will receive an option to purchase 350,000 shares of the Registrant’s common stock at an exercise price equal to the closing price of the Registrant’s common stock on the NASDAQ Global Select Market on October 15, 2007.  Subject to his continued employment, 25% of the shares subject to the option will vest on the first anniversary of his commencement date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of his commencement date. Mr. Gaynor also will receive 35,000 shares of restricted stock that will vest (subject to continued employment) 25% on the first anniversary of his commencement date and the remaining 75% will vest in equal increments semi-annually through the fourth anniversary of his commencement date. The Employment Agreement also provides that if Mr. Gaynor is terminated without cause following an acquisition of the Registrant he will receive salary continuation payments and benefits for twelve months and acceleration of unvested shares. Mr. Gaynor is an employee-at-will.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Richard J. Gaynor will be appointed Chief Financial Officer of the Registrant effective October 1, 2007.  Mr. Gaynor has been the Chief Financial Officer, Vice President of Finance and Administration of Sycamore Networks, Inc., an optical switching company, since 2004.  From 2001 to 2004, Mr. Gaynor was Vice President, Corporate Controller of Manufacturers’ Services Ltd., an electronics manufacturing services company.

Item 9.01. Financial Statements and Exhibits.

(d)                Exhibits

10.1                           Separation of Employment Agreement between Sonus Networks, Inc. and Ellen B. Richstone dated September 6, 2007.

10.2                           Employment Agreement between Sonus Networks, Inc. and Richard J. Gaynor dated August 31, 2007.

99.1                           Press release of Sonus Networks, Inc. dated September 6, 2007 announcing employment of Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007	Sonus Networks, Inc.

	By:	/s/ Charles J. Gray
Charles J. Gray
Vice President and General Counsel

Exhibit Index

10.1	Separation of Employment Agreement between Sonus Networks, Inc. and Ellen B. Richstone dated September 6, 2007.

10.2	Employment Agreement between Sonus Networks, Inc. and Richard J. Gaynor dated August 31, 2007.

99.1	Press release of Sonus Networks, Inc. dated September 6, 2007 announcing employment of Chief Financial Officer.